Exhibit 99.1

CONTACTS:

The Trout Group LLC

Tricia Truehart

(646) 378-2953

ttruehart@troutgroup.com

Rexahn Pharmaceuticals Announces $5.7 Million Registered Direct Offering

ROCKVILLE, Md. – July 24, 2013 – Rexahn Pharmaceuticals, Inc. (the “Company”) (NYSE MKT: RNN) today announced that it has received commitments from a single healthcare dedicated institutional investor to purchase an aggregate of approximately $5.7 million of the Company’s common stock.

The Company entered into definitive purchase agreement with this investor pursuant to which the Company agreed to sell an aggregate of 11,400,000 shares of its common stock and warrants exercisable for up to approximately 3,990,000 additional shares of its common stock. Each unit, consisting of one share of common stock and a warrant to purchase 0.35 of a share of common stock, will be sold for a purchase price of $0.50. The warrants to purchase additional shares will be exercisable at a price of $0.59 per share beginning six months following issuance and will expire five years from the date on which the warrants are initially exercisable. The closing of the offering is expected to take place on or about July 26, 2013, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

A shelf registration statement (File No. 333-175073) relating to the shares issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by the Company with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com, or from Rexahn Pharmaceuticals, Inc., 15245 Shady Grove Rd, Suite 455, Rockville, MD 20850.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Rexahn Pharmaceuticals, Inc.

Rexahn Pharmaceuticals is a clinical stage biopharmaceutical company dedicated to developing best-in-class therapeutics for the treatment of cancer. Rexahn currently has three clinical stage oncology candidates, Archexin®, RX-3117, and RX-5902 and a robust pipeline of preclinical compounds to treat multiple types of cancer. Rexahn has also developed proprietary drug discovery platform technologies in the areas of Nano-Polymer-Drug Conjugate Systems (NPDCS), nano-medicines, 3D-GOLD, and TIMES. For more information, please visit www.rexahn.com.

Additional Information:

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount and use of proceeds the Company expects to receive from the offering and the closing of the offering. Forward-looking statements can be identified by the use of words such as "may," "will," "plan," "should," "expect," "anticipate," "estimate," "continue," or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. Readers are cautioned not to place undue reliance on these forward-looking statements and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in the Company's Annual Reports on Form 10-K, as may be supplemented or amended by the Company's Quarterly Reports on Form 10-Q. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.